UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2020, U.S. Gold Corp. (the “Company”) determined that Ted Sharp would no longer serve as Chief Financial Officer and his service as an officer and employee of the Company ceased, effective as of September 16, 2020.

On September 16, 2020, the Company’s Board of Directors (the “Board”) appointed Eric Alexander as Chief Financial Officer and Corporate Secretary of the Company, effective September 17, 2020.

Mr. Eric Alexander, age 53, has over 30 years of corporate, operational and business experience, and over 15 years of mining industry experience. Previously he served as Corporate Controller of Helix Technologies, Inc., a publicly traded software and technology company from April 2019 to September 2020. Prior to that, he served as the Vice President Finance and Controller of Pershing Gold Corporation, a mining company (formerly NASDAQ: PGLC), from September 2012 until April 2019. Prior to that, Mr. Alexander was the Corporate Controller for Sunshine Silver Mines Corporation, a privately held mining company with exploration and pre-development properties in Idaho and Mexico, from March 2011 to August 2012. He was a consultant to Hein & Associates LLP from August 2012 to September 2012 and a Manager with Hein & Associates LLP from July 2010 to March 2011. He served from July 2007 to May 2010 as the Corporate Controller for Golden Minerals Company (and its predecessor, Apex Silver Mines Limited), a publicly traded mining company with operations and exploration activities in South America and Mexico. In addition to his direct experience in the mining industry, he has also held the position of Senior Manager with the public accounting firm KPMG LLP, focusing on mining and energy clients. Mr. Alexander has a B.S. in Business Administration (concentrations in Accounting and Finance) from the State University of New York at Buffalo and is also a licensed CPA.

In connection with the appointment of Mr. Alexander as Chief Financial Officer and Corporate Secretary of the Company, the Company entered into a letter of employment with Mr. Alexander (the “Employment Letter”), pursuant to which Mr. Alexander shall receive (a) an annual base salary of $216,000, less all applicable payroll deductions and tax withholdings and (b) reimbursement for his monthly healthcare premiums. The descriptions of the terms and conditions of the Employment Letter set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Employment Letter, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The Company expects to enter into a new employment agreement with Mr. Alexander in connection with his appointment as Chief Financial Officer and Corporate Secretary. Any additional terms, including compensatory terms, of Mr. Alexander’s employment, once determined, will be disclosed by an amendment to this Current Report on Form 8-K.

Also on September 16, 2020, the Company and David Rector, the Company’s Chief Operating Officer, agreed by mutual understanding that Mr. Rector’s employment as an officer and employee of the Company will terminate, effective as of October 31, 2020 (the “Separation Date”). In connection with Mr. Rector’s departure, the Company entered into a General Release and Severance Agreement with Mr. Rector (the “Separation Agreement”), pursuant to which Mr. Rector will provide certain transition services to the Company from the Separation Date until December 31, 2020. Pursuant to the Separation Agreement, Mr. Rector will be entitled to receive (i) a prorated annual bonus for the 2020 calendar year and through the Separation Date equal to $150,000 (the “Prorated Bonus”), payable in the number of fully vested shares of restricted common stock of the Company equal to the Prorated Bonus determined based on the common stock’s fair market value on the date of grant, and subject to the terms and conditions of the U.S. Gold Corp. 2020 Stock Incentive Plan (the “2020 Plan”) and the Company’s standard form Restricted Stock Award Agreement; and (ii) any equity awards granted to Mr. Rector by the Company pursuant to its 2014 Equity Incentive Plan (the “2014 Plan”), 2017 Equity Incentive Plan (the “2017 Plan”), or 2020 Plan (the 2014 Plan, 2017 Plan, and 2020 Plan are collectively referred to herein as, the “Equity Plans”) during the term of Mr. Rector’s employment, shall be 100% vested and retained by Mr. Rector, notwithstanding any terms in an award agreement or plan document regarding forfeiture of such awards under the Equity Plans upon termination of employment (provided that the foregoing shall not in any way extend the awards beyond their original term).

The Separation Agreement also provides for certain customary covenants regarding confidentiality. Pursuant to the Separation Agreement, Mr. Rector agreed to a general release of claims in favor of the Company. Upon effectiveness of the Separation Agreement, the Employment Agreement will automatically terminate; provided, however, that certain provisions, including customary nonsolicitation provisions, will remain in full force and effect.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On September 17, 2020, Douglas Newby informed the Board that he is withdrawing as a nominee for re-election at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Mr. Newby’s decision to not stand for re-election was not because of any disagreement with the Company on any matter relating to Company's operations, policies or practices. In connection with Mr. Newby’s decision not to stand for re-election, the Board has determined that the size of the Board will be set at five (5) members following the 2020 Annual Meeting.

Item 8.01	Other Events

In connection with the changes to the slate of director candidates at the 2020 Annual Meeting, the Company has determined to postpone the 2020 Annual Meeting, which was originally scheduled to be held on October 27, 2020 at 8:00 a.m. Pacific Time, to November 9, 2020 at 8:00 a.m. Pacific Time. The Company has set September 18, 2020 as the new record date for determining stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting. The Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 14, 2020. The Company will file updated proxy materials with the SEC.

The postponement and rescheduling of the Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to the advance notice provisions of the Company’s Second Amended and Restated Bylaws or pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Letter, dated as of September 17, 2020, by and between the Company and Eric Alexander.
10.2	General Release and Severance Agreement, dated September 17, 2020, by and between the Company and David Rector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Chief Executive Officer